KYZEN CORPORATION

EXHIBITS


                                  EXHIBIT 10.1

                             FORM OF AMENDMENT NO. 1
                                       TO
                              EMPLOYMENT AGREEMENT

         This Amendment No. 1 to Employment Agreement is made and entered into as of the 15th day of June 1999, by and between Kyzen Corporation, a Tennessee corporation ("Employer") and the employee named in Paragraph 1 of the attached Employment Agreement ("Employee").

         WHEREAS, Employer and Employee entered into an Employment Agreement, dated ______________, 199_ (the "Employment Agreement"); and

         WHEREAS, Employer and Employee desire to amend the Employment Agreement as set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Amendment to Employment Agreement Section 2 is deleted in its entirety and replaced with the following:

         2.   Term a) The initial term of this Agreement shall begin on
                      ________________, 199_ , and shall continue for a period of one year.

                   b) Thereafter, this agreement shall continue for successive one-year terms unless and until it is terminated by a minimum of sixty (60) days written notice from either party to the other party prior to the end of the then-current term (the "Employment Term"); provided, however, that in the event of a "Termination Upon a Change in Control," as hereinafter defined, the following shall occur:

                      (i) Employee shall immediately be paid (A) all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plans), any benefits under any plans of Employer in which Employee is a participant to the full extent of Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination, and (B) for the remainder of the existing Employment Term and for a period of two years thereafter, Employee shall be entitled to receive semi-monthly severance payments equal to salary payment which otherwise would have been paid to Employee pursuant to this Agreement;

                      (ii) In the event that Employee is not otherwise entitled to fully exercise all awards granted to Employee under the Kyzen Corporation 1994 Stock Option Plan (the "Plan"), or any successor plan, and the Plan or the successor plan does not otherwise provide for acceleration of exerciseability upon the occurrence of the Change in Control described herein, such awards shall become immediately exercisable upon a Change in Control; and

                      (iii) Employee shall continue to accrue retirement benefits and shall continue to enjoy any benefits under any plans of Employer in which Employee is a participant to the full extent of Employee's rights under such plans, including any perquisites provided under this Agreement, through the remainder of the Employment Term; provided, however, that the benefits under any such plans of Employer in which Employee is a participant, including any such perquisites, shall cease upon Employee's obtaining other employment. If necessary to provide such benefits to Employee, Employer shall, at its election, either: (A) amend its employee benefit plans to provide the benefits described in this paragraph (b) (iii), to the extent that such is permissible under the nondiscrimination requirements and other provisions of the Internal Revenue Code of 1986 (the "Code") and the provisions of the Employee Retirement Income Security Act of 1974, or (B) provide separate benefit arrangements or cash payments so that Employee receives amounts equivalent thereto, net of tax consequences.

                   c) "Termination Upon a Change in Control" shall mean either
                      (i) a termination by Employer of Employee's employment with Employer following a "Change in Control" (as hereinafter defined) or (ii) resignation by Employee following a "Change in Control" (as hereinafter defined) if such resignation follows Employer's assignment of Employee to a position that is not reasonably equivalent in responsibility or compensation or in the same location to Employee's responsibility, compensation or location prior to the "Change in Control" (as hereinafter defined).





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
KYZEN CORPORATION

EXHIBITS


                   d) "Change in Control" shall mean (I) the date on which
                      Employer first determine that any person and all other persons which constitute a group, within the meaning of
                      Section 13(d)(3) of the Exchange Act, have acquired (after the effective date of this Amendment) direct of indirect beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of fifteen percent (15%) or more of Employer's outstanding securities, who or which together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding, but shall not include: (a) the Company, (b) any Subsidiary of the Company, (c) any employee benefit plan of the Company or any Subsidiary of the Company, or (d) any entity holding Common shares for or pursuant to the terms of any such plan and e) Christopher B. Cannon ("Cannon") based on his beneficial ownership of Common Shares of the Company on January 15, 1999; provided, however that if Cannon, together with all Affiliates and Associates of Cannon (the "Cannon Group"), shall become the Beneficial Owner of more than the Permissible Amount (defined as the number of Common Shares of the Company beneficially owned at any time by the Cannon Group expressed as a percentage of the outstanding Common Shares of the Company set forth below):

                      Percentage of the Outstanding Common Shares of the Company
                             Beneficially Owned by the Cannon Group                    Permissible Amount
                  -----------------------------------------------------------------------------------------
                                         22.4% or greater                               25%
                               More than 17.5% but less than 22.4%                      23%
                                More than 15% but less than 17.5%                       18%
                                           15% or less                                  15%


                      of Common Shares of the Company then outstanding or (II) the first day on which a majority of the members of the Board of Directors are not Continuing Directors.

                   e) Continuing Director's shall mean, as of any date
                      determination, any member of the Board of Directors who
                      (I) was a member of the Board of Directors on January 1, 1994, (ii) has been a member of the Board of Directors for the two years immediately preceding such date of determination, or (iii) was nominated for election or elected to the Board of Directors with the affirmative vote of the greater of (A) a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election or (B) at least four Continuing Directors.

   2. Definitions. Unless otherwise defined herein, terms shall have the meanings ascribed to them in the Employment Agreement.

   3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be considered an original, but all which together shall be and constitute one and the same Amendment.

   4. Other Provisions. Except as amended hereby, the Employment Agreement shall remain unmodified and in full force and effect.

   5. Effectiveness. This Amendment shall be effective when it has been executed by Employer and Employee. This Amendment shall binding upon, and shall inure to the benefit of, the parties and their heirs, representatives, successors and assigns.

     IN WITNESS WHEREOF, the undersigned have hereunto signed this Amendment No. 1 to Employment Agreement

     KYZEN CORPORATION

         By:
             -----------------------------    ----------------------------------
                                              (Employee's Signature)

         Title:
               ---------------------------    ----------------------------------
                                              (Employee's Typed or Printed Name)



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